                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                      THE UNITED COMPANY SHAREHOLDER GROUP
                              1005 GLENWAY AVENUE
                            BRISTOL, VIRGINIA 24201

Dear Fellow Shareholder:

     To save Birmingham Steel Corporation please execute and return today the enclosed BLUE proxy card authorizing the United Company Shareholder Group (the "United Group") to complete its Consent Action and immediately replace the current Board of Directors of Birmingham Steel Corporation ("THE DIRECTORS"). We need you to sign the BLUE proxy card in two places authorizing the United Group
(i) to execute a written consent action on your behalf to remove and replace THE DIRECTORS with the United Group's director nominees, and alternatively (ii) to vote your shares at Birmingham Steel's 1999 annual meeting for the United Group's director nominees. The annual meeting will be held on Thursday, December 2, 1999 at 10:00 a.m., local time, at The Peabody Orlando Hotel, 9801 International Drive, Orlando, Florida. If you have already signed and returned a BLUE proxy card -- Thank you. There is no need to send in the enclosed proxy card. You may have recently received proxy soliciting materials from Birmingham Steel. IF YOU HAVE ALREADY RETURNED THE WHITE PROXY CARD SENT TO YOU BY BIRMINGHAM STEEL, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND MAILING A LATER DATED BLUE PROXY CARD.

     Under the Consent Action provisions of Delaware law, upon receipt of signed proxies from 51% of the shareholders, the United Group may execute a written consent immediately removing THE DIRECTORS without the necessity of waiting for the annual meeting. That is why we need you to immediately return the BLUE proxy card to the United Group's proxy solicitation firm in the envelope provided to you. If you have not received our proxy statement or you have any questions regarding the proxy solicitation, contact ChaseMellon toll-free at (800) 636-8927. However, if your shares are held in a street account with a broker, please contact your broker and ask that the proxy statement be immediately forwarded to you.

     Birmingham Steel Corporation (BIR) is in serious financial condition and has been in default under its loan agreements with both its revolving credit facility and its noteholders. THE DIRECTORS are initiating a campaign with all shareholders, particularly the institutional shareholders, pointing out that it is "too expensive" to replace THE DIRECTORS. In effect, what they are telling you is the current sub-standard management should be kept in place in order to limit the cost of a change in THE DIRECTORS and management of the Company.

     Specifically, they are pointing out that the change of control provisions in BIR's Executive Severance Agreement and BIR's debt agreements are triggered when a new Board is seated without being nominated by the current Board of Directors, and that if the change of control provisions are triggered the notes and revolver loan would be in default. THE DIRECTORS also point out that triggering the "Golden Parachutes" under the Executive Severance Agreement could cost in excess of $15 million for payments to the top management of BIR and default in the debt agreements might force BIR to refinance its revolver and its note loans. What THE DIRECTORS are trying to do is "blackmail" the shareholders in order to retain control of BIR.

     When the current CEO arrived, THE DIRECTORS approved a plan to achieve "a goal and a target to be at $2 billion in revenue in five years". This program led BIR to begin a significant and ill-advised spending program in order to try to accomplish this time table. Since June 30, 1996, THE DIRECTORS have approved spending for the following projects:

     - Approximately $300 million to finish the construction and fund the eternal start-up campaign at Memphis (start-up will soon be in its 25th month).

     - Approximately $30 million to fund investments, loans and cash advances to an unprofitable west coast joint venture export scrap operation, Pacific Coast Recycling, started September 1996, written off June 30, 1999.

     - Approximately $15 million, invested on September 24, 1997, to allow THE DIRECTORS and current management to control Laclede Steel. After recognizing losses for three quarters, THE DIRECTORS threw in the towel and wrote off the investment in June 1998. Shortly after the BIR control ceased, Laclede violated its loan covenants (August 12, 1998) and filed for bankruptcy on November 30, 1998.

     - Approximately $270 million has been spent by BIR on the establishment and expansion of Birmingham Southeast LLC, an 85/15, BIR/IVACO joint venture. BIR's obligations have been in cash, assumed debt and start-up expenses for the acquired Cartersville operation of IVACO, and a new caster and new mid-section rolling mill at Cartersville. In addition, BIR has also contributed its rebuilt and previously profitable Jackson, Mississippi, mini-mill to the joint venture.

     - Approximately $24 million equity investment in American Iron Reduction
       (AIR) in addition to an off-take agreement for 600,000 tons of DRI (if tendered) on a long term basis at pass-through costs and debt amortization payments. BIR purchased approximately 300,000 tons of DRI in fiscal 1999 from AIR. This commitment on 300,000 tons is currently costing BIR approximately $9 million a year because the current spot price of DRI is approximately $30 below AIR's cost.

     The result of this reckless spending by BIR under the reign of THE DIRECTORS has resulted in the following implications:

     - BIR defaulted on its debt agreements (including its $300 million revolving credit facility and $280 million senior notes).

     - THE DIRECTORS, as a result of the default, agreed to collateralize the revolver participants and the note holders with previously unencumbered assets of BIR.

     - BIR's long term debt and capital lease obligations increased from $314.5 million as of June 30, 1996 to $703 million as of September 30, 1999.

     - Interest rates on the note agreements have increased from their initial rates by almost 3%, raising annual interest costs by $7.7 million. Interest rates have also increased on BIR's revolver, and all debt instrument amendments have required significant modification fees.

     THE DIRECTORS in mid-August 1999, shortly after the United Group had made its 13D filing, surprisingly announced that they were restructuring BIR and would sell off its SBQ assets and its DIR commitment to AIR. The restructuring is particularly surprising based on what the United Group now believes were reckless statements made by BIR management in a April 1999 third quarter earnings conference call and a speech by the CEO on May 6-7, 1999. The impression was given to the public that Memphis had turned around and that the SBQ business was about to break even and would shortly become a substantial profit producer for BIR. In addition, BIR participated in a bid with Steel Dynamics and Cleveland Cliffs Iron Company to acquire the SBQ assets of bankrupt Qualitech for approximately $225 million in a bid opened on or about July 9, 1999. Obviously, the potential partners of BIR did not realize that BIR was about to abandon the SBQ business.

     The heralded restructuring program approved by THE DIRECTORS has achieved the following results:

     - THE DIRECTORS have reduced shareholders equity from $424 million to $231 million as of June 30, 1999.

     - THE DIRECTORS have stated that the restructuring has caused BIR to default on its debt agreements, although even without the restructuring, the United Group believes that the results of the fiscal year 1999 would have violated the interest coverage ratios of BIR's debt agreements.

     - BIR has reported glowing first quarter fiscal 2000 earnings from its core business, but also has presented data that indicates that all of these earnings, cash flow, and $29 million additional dollars of borrowings were required to run the Company and all its operations during the first quarter of fiscal 2000.

     - THE DIRECTORS' program to increase sales to $2 billion in five years from January 1, 1996, is in disarray since net sales from BIR's continuing operations for fiscal year 1999 of $710 million is substantially below the $862 million for the twelve months preceding the arrival of the current CEO.

     The United Group agrees that the cost may be high. However, the performance of the last 45 months indicates it will be cost effective to remove THE DIRECTORS. THE DIRECTORS are also rushing to make their prophesy, "too expensive to replace us", a self-fulfilling prophesy:

     - by increasing the "Golden Parachutes" for most of the management employees by 50% in a September 2, 1999, plan revision.

     - by extending to Mr. Walsh, BIR's Chief Financial Officer, a five year contract as of September 20, 1999. However, Mr. Walsh, who joined the Company in August 1998 will be required to move to Birmingham by September 1, 2000.

     - by approving the Executive Severance Plan's change of control provisions with respect to a change in the majority of the directors which mandates payment to Plan participants even if the current directors agree to compromise and nominate the United Group's director nominees.

     - by granting Mr. Garvey lifetime medical and hospital care on September 20, 1999.

     - by granting approximately 900,000 options to top management in fiscal 1999, most of these at $4.75 per share. The $4.75 options vest when the shares close at or above the following price levels for thirty consecutive days: 20% at $5.75; 20% at $7.00; 20% at $8.50; 20% at
       $10.25; and the remaining 20% at $12.25. The Group believes the effect of share purchases by the United Group and the United Group's 13D filing have recently increased BIR's stock price and as a result vested 40% of these options.

     THE DIRECTORS have also changed their Director fees to a flat $30,000 annual retainer, paid in shares, to replace the long-term practice of awarding 1500 shares as a retainer. Obviously, THE DIRECTORS do not, in the near term, expect BIR shares to increase in value even though they justify all of their actions as a means to increase shareholder value. While THE DIRECTORS have promised that shareholder value will be increased, THE DIRECTORS have failed to show their confidence by purchasing any BIR shares even when the price reached $3.50 per share in fiscal 1999. The only purchases of shares in the open market by insiders have been token purchases by two newly appointed Directors and the purchase of 2,000 shares by the Corporate Secretary and 1,000 shares by the General Counsel. As stated previously, THE DIRECTORS would have the shareholders believe that a dramatic increase in the price of BIR shares is just around the corner. They are willing to support this premise with the shareholders' money, but do not intend to invest any of their own money.

     Subtracting options and restricted shares, the insiders today own less than 1% of the shares of BIR. They, however, continue to dictate their will to the other shareholders who own 99% of the Company.

     THE DIRECTORS previously amended the retirement plan for top management to allow for a lump sum payment upon retirement, or upon leaving BIR. This has destroyed any motivation for the present CEO to consider the future of BIR after he ceases his employment. He can take his money and run and leave what is left of BIR to his successor.

     Obviously, there is now no realistic possibility that THE DIRECTORS will bow to the will of the Consent Action, or the Annual Meeting and elect the United Group nominees. THE DIRECTORS have already insured that increased "Golden Parachutes" will be paid even should they give lip service to shareholder value and nominate the United Group nominees. For the interested shareholder, the recent BIR 10K and proxy statement outlined the high price THE DIRECTORS are paying, with BIR's money, to continue their domination of Birmingham Steel Corporation.

     Unless they are immediately stopped, the United Group is concerned that there will be little left as a base for new management to salvage and restore Birmingham Steel Corporation. It is in your best interest that you immediately return your signed BLUE proxy card to the United Group's proxy solicitor so that THE DIRECTORS can be replaced well in advance of the annual meeting.

                                          Sincerely yours,

                                          The United Company Shareholder Group

                                         PROXY SOLICITED BY THE UNITED COMPANY
                                                   SHAREHOLDER GROUP

                                       BIRMINGHAM STEEL CORPORATION 1999 ANNUAL
                                                        MEETING

                                           THIS PROXY IS SOLICITED ON BEHALF OF
                                       THE UNITED COMPANY SHAREHOLDER GROUP (THE
                                       "GROUP") for use at the 1999 Annual
                                       Meeting of Stockholders (the "Annual
                                       Meeting") and/or in connection with a
                                       written consent action conducted by the
                                       Group. The undersigned hereby appoints
                                       John D. Correnti and James A. Todd, Jr., and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting, and at any adjournment thereof, and/or to execute and submit to Birmingham Steel Corporation (the "Company") a written consent on behalf of the undersigned, according to the number of votes that the undersigned would be entitled to cast if personally present on the following matters.
                                       ANNUAL MEETING

(1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified: John D. Correnti; James A. Todd, Jr.; James W. McGlothlin; Donna
     M. Alvarado; Robert M. Gerrity; Alvin R. Carpenter; Robert H. Spilman; Jerry E. Dempsey; and Steven R. Berrard. You may withhold authority to vote for any one or more of the nominees by writing their name in the space provided below.

  [ ]  FOR all nominees listed above(except as indicated to the  [ ]  WITHHOLD AUTHORITY to vote for all nominees
       contrary below)                                                listed above:
       -------------------------------------------------------
       -------------------------------------------------------

(2) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 2000.

[ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

CONSENT ACTION

(1)  To execute a written consent removing the Company's current Board of
     Directors: William J. Cabiniss, Jr., C. Stephen Clegg, Alfred C. DeCrane, Jr., E. Mandell de Windt, Robert A. Garvey, E. Bradley Jones, Robert D. Kennedy, Richard de J. Osborne, and John H. Roberts. You may withhold authority to execute and deliver a written consent removing any one or more of the current Board of Directors by writing their name in the space provided below.

  [ ]  GRANT AUTHORITY to execute and deliver written consent    [ ]  WITHHOLD AUTHORITY to execute and deliver written
       with respect to the removal of the current Board of            consent with respect to the removal of the current Board
       Directors (except as indicated below)                          of Directors
       -------------------------------------------------------
       -------------------------------------------------------

(2) To execute a written consent electing the following persons (the "Group Nominees") to the Board of Directors to serve until the next Annual Meeting or until their successors are elected and qualified: John D. Correnti; James A. Todd, Jr.; James W. McGlothlin; Donna M. Alvarado; Robert M. Gerrity; Alvin R. Carpenter; Robert H. Spilman; Jerry E. Dempsey; and Steven R. Berrard. You may withhold authority to execute and deliver written consent with respect to any one or more of the Group Nominees by writing their name in the space provided below.

  [ ]  GRANT AUTHORITY to execute and deliver written consent    [ ]  WITHHOLD AUTHORITY to execute and deliver written
       with respect to the election of all of the Group               consent with respect to the election of the Group
       Nominees (except as indicated below)                           Nominees
       -------------------------------------------------------
       -------------------------------------------------------

OTHER ITEMS

(1) To consider and take action upon such other matters as may properly come before the Annual Meeting or adjournments or postponements thereof.

    PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) UNDER ANNUAL MEETING, FOR THE PROPOSAL REFERRED TO IN PARAGRAPH (2) UNDER ANNUAL MEETING, AND ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AS THE PROXIES DEEM ADVISABLE, AND WILL GIVE THE PROXIES THE AUTHORITY TO EXECUTE A WRITTEN CONSENT ON YOUR BEHALF REMOVING AND REPLACING THE CURRENT BOARD OF DIRECTORS WITH THE GROUP NOMINEES.
    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD TODAY USING THE ENVELOPE PROVIDED.

    The undersigned revokes any prior proxies to vote the shares covered by this Proxy.

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Date:                   , 1999
                                                     ----------------------

                                                     NOTE: Please sign exactly
                                                  as name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  corporate name by President or
                                                  other authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person.